EXHIBIT 32.1

Certification

I, Larry Stambaugh., President and Chief Executive Officer of CryoPort Inc. (the “Company”), certify, pursuant to Rule 13(a)-14(b) or Rule 15(d)-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1) the Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 780(d)); and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 21, 2010

/s/ Larry G. Stambaugh
Larry G. Stambaugh, Chairman, Chief Executive Officer